Exhibit 99.2

CYPRESS BIOSCIENCE INC. (NASDAQ:  CYPB) TO HOLD CONFERENCE CALL

San Diego, California, September 28, 2005 — Cypress Bioscience Inc. (Nasdaq: CYPB) today announced the Company will hold a conference call at 9 am EST on Thursday, September 29, 2005.

To participate, please dial the conference number 15 minutes prior to the beginning of the call.  The toll-free number for domestic participants is 866-837-9781 The phone number for international participants is 703-639-1419.

A replay of this call will be available for seven days by dialing the domestic toll-free number 888-266-2081 (PASSCODE: 781689) or the international number 703-925-2533   (PASSCODE: 781689).

About Cypress Bioscience, Inc.

Cypress is committed to be the innovator and leader in providing products that improve the treatment of Functional Somatic Syndromes, including Fibromyalgia Syndrome (FMS), and other Central Nervous System conditions, such as Obstructive Sleep Apnea (OSA).  Cypress’ strategy involves acquiring/in-licensing undervalued central nervous system active compounds and developing them for new indications.

For more information about Cypress, please visit the Company’s web site at www.cypressbio.com.

This press release, as well as Cypress’ SEC filings and web site at http://www.cypressbio.com, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the potential of milnacipran to treat FMS and other related Functional Somatic Syndromes, and our OSA program. Actual results could vary materially from those described as a result of a number of factors, including those set forth in Cypress Annual Report on Form 10-K, the most recent Quarterly Report on Form 10-Q and any subsequent SEC filings.

For additional information please contact

For Cypress Bioscience:

Sabrina Martucci Johnson, Chief Financial Officer

Mary Gieson, Investor Relations

(858) 452-2323

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Cypress Bioscience, Inc. 4350 Executive Drive Suite 325 San Diego, California 92121 p/858-452-2323 f/858-452-1222 www.cypressbio.com